UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

TimefireVR Inc.

(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Rd. Suite 444 Scottsdale AZ	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 617-8888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On November 15, 2018, TimefireVR Inc. (the “Company”) provided notice to David Drake and ICO Media Group Inc. (the “Advisors”) that the Company’s intends to terminate the Advisor Agreement by and among the Company and the Advisors. The termination will be effective December 15, 2018.

Under the terms of the Advisor Agreement, David Drake was appointed to the Company’s advisory board and the Advisors agreed to assist the Company in the implementation and execution of its cryptocurrency business model, including initiation of its mining business and recommending to the Company potential acquisitions and joint ventures in this sector. Pursuant to the Advisor Agreement, the Company agreed to issue the Advisors 6,666,666 shares of the Company’s common stock, vesting over a one-year period. The Company also issued the Advisors 6,666,666 three-year warrants exercisable at $0.05 per share, vesting quarterly over a one-year period. As a result of terminating the Advisor Agreement without cause, all shares of common stock owed to the Advisors vested immediately upon the giving of notice of termination.

The foregoing description of the Advisor Agreement is a summary only and is qualified in its entirety by the full text of the Advisor Agreement which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective November 21, 2018, (the “Effective Date”) the Company borrowed $75,000 from an institutional investor (the “Investor”) and issued the Investor a Promissory Note (the “Note”) in the total principal amount of $75,000. The Note matures on the 90th day anniversary of the Effective Date and bears interest at 5% per annum. The Note automatically becomes due and payable upon the Company closing a financing through which the Company receives proceeds of at least $125,000 or the Company’s purchase of more than $100,000 worth of cryptocurrency assets not in the ordinary course of business.

The foregoing description of the Note is a summary only and is qualified in its entirety by the full text of the Note which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In disclosing the issuance of the Note under this Item 3.02, the Company does not admit that the Note is a security as defined under the applicable federal and state securities laws. The disclosure included under Item 2.03, above, is incorporated by reference herein. If the Note is deemed a security, it has not been registered under the Securities Act of 1933 (the “Act”) and was issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder since the Company reasonable believes the Investor is an accredited investor as defined by Rule 501.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Advisor Agreement (incorporated by reference from the Quarterly Report on Form 10-Q, filed as Exhibit 10.10 with the Securities and Exchange Commission on August 14, 2018).
10.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TimefireVR Inc.

Date: November 21, 2018	By: /s/ Jonathan Read
Name: Jonathan Read
Title: Chief Executive Officer